                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  AMENDMENT NO 1
                                       TO
                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)         MARCH 23, 2005
                                                  ------------------------------

                              PACIFIC ETHANOL, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                   000-21467                   41-2170618
----------------------------    ------------------------     -------------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)


          5711 N. WEST AVENUE, FRESNO, CALIFORNIA                   93711
----------------------------------------------------------   -------------------
         (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code:   (559)435-1771
                                                    ----------------------------

ACCESSITY CORP., 3300 UNIVERSITY DRIVE, SUITE 201, CORAL SPRINGS, FLORIDA 33065
-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PRELIMINARY NOTE

         Certain capitalized and other terms used throughout this Report on Form 8-K are defined in Item 2.01--Completion of Acquisition or Disposition of Assets set forth below concerning a reincorporation merger by Accessity Corp. ("Accessity"), the predecessor to Pacific Ethanol, Inc., a Delaware corporation (the "Company"), into the State of Delaware and a subsequent share exchange transaction involving the Company, three other entities and the holders of the shares of capital stock or other equity interests of those three entities.

ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         In connection with the Reincorporation Merger and the Share Exchange Transaction, the Company entered into the following material agreements, the material terms of which, except as otherwise disclosed in the other Items of this Report on Form 8-K, are briefly described below.

     AGREEMENT AND PLAN OF MERGER DATED MARCH 23, 2005 BETWEEN THE COMPANY AND ACCESSITY CORP.

         The disclosures contained in Item 2.01 of this Report on Form 8-K regarding the Reincorporation Merger are incorporated herein by reference. The Agreement and Plan of Merger was executed in connection with the Reincorporation Merger and provides that all shareholders of Accessity immediately prior to the consummation of the Reincorporation Merger will be stockholders of the Company immediately thereafter. In addition, the Agreement and Plan of Merger provides that the officers and directors of the Company immediately prior to the consummation of the Reincorporation Merger will be the officers and directors of the Company immediately thereafter. Finally, the Agreement and Plan of Merger provides that the certificate of incorporation and bylaws of the Company immediately prior to the consummation of the Reincorporation Merger will be the certificate of incorporation and bylaws of the Company immediately thereafter.

     SHARE EXCHANGE AGREEMENT DATED AS OF MAY 14, 2004, AND AS AMENDED BY AMENDMENTS NO. 1 THROUGH 5, BY AND AMONG ACCESSITY CORP., PACIFIC ETHANOL, INC., KINERGY MARKETING, LLC, REENERGY, LLC AND THE OTHER PARTIES NAMED THEREIN

         The disclosures contained in Item 2.01 of this Report on Form 8-K are incorporated herein by reference. The Share Exchange Agreement was executed May 14, 2004 and its various amendments were executed thereafter. The Share Exchange Transaction was consummated on March 23, 2005.

     CONFIDENTIALITY, NON-COMPETITION, NON-SOLICITATION AND CONSULTING AGREEMENT DATED MARCH 23, 2005 BETWEEN THE COMPANY AND BARRY SIEGEL

         In connection with the Share Exchange Transaction, the Company entered into a Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreement with Barry Siegel, the terms of which are substantially the same as the terms of the Company's Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreement with Philip B. Kart, as described immediately below; provided, however, that the agreement with Mr. Siegel provides for the issuance of 400,000 shares of common stock of the Company and also provides for the transfer of DriverShield CRM Corp., a wholly-owned subsidiary of the Company, to Mr. Siegel.

     CONFIDENTIALITY, NON-COMPETITION, NON-SOLICITATION AND CONSULTING AGREEMENT DATED MARCH 23, 2005 BETWEEN THE COMPANY AND PHILIP B. KART

         In connection with the Share Exchange Transaction, the Company entered into a Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreement with Philip B. Kart. The agreement provides for certain standard confidentiality protections in favor of the Company prohibiting Mr. Kart from disclosure or use of confidential information of the Company. The agreement also provides that Mr. Kart is prohibited from competing with the Company for a period of five years. In addition, during the period during which Mr. Kart is prohibited from competing, Mr. Kart is prohibited from soliciting customers, employees or consultants of the Company and is further prohibited from making disparaging comments regarding the Company, its officers or directors, or its other personnel, products or services. The agreement also provides for various consulting obligations on the part of Mr. Kart for a period of five years, including with respect to (i) certain ongoing litigation of the Company, (ii) transitional matters affecting the Company in connection with the Share Exchange Transaction, (iii) long-range planning, strategic direction and integration and rationalization processes, and (iv) various matters relating to the Company's status as a public company. Mr. Kart also agreed to terminate his employment agreement with the Company and waive certain compensation that would be due to him in connection with change of control provisions contained in his employment agreement. See also Item 1.02 below. In consideration of Mr. Kart's obligations under the agreement, the Company issued to Mr. Kart 200,000 shares of common stock of the Company.

     CONFIDENTIALITY, NON-COMPETITION AND NON-SOLICITATION AGREEMENTS DATED MARCH 23, 2005 BETWEEN THE COMPANY AND EACH OF NEIL KOEHLER, TOM KOEHLER, WILLIAM JONES, ANDREA JONES AND RYAN TURNER

         In connection with the Share Exchange Transaction, the Company entered into Confidentiality, Non-Competition and Non-Solicitation Agreements with each of Neil Koehler, Tom Koehler, William Jones, Andrea Jones and Ryan Turner. The agreement is substantially the same for each of the foregoing persons, except as otherwise noted below, and provides for certain standard confidentiality protections in favor of the Company prohibiting each of the foregoing persons, each of whom is a stockholder and some of whom are officers and/or directors of the Company, from disclosure or use of confidential information of the Company. The agreement also provides that each of the foregoing persons is prohibited from competing with the Company for a period of five years; however, Neil Koehler's agreement provides that he is prohibited from competing with the Company for a period of three years. In addition, during the period during which each of the foregoing persons is prohibited from competing, they are also prohibited from soliciting customers, employees or consultants of the Company and are further prohibited from making disparaging comments regarding the Company, its officers or directors, or its other personnel, products or services.

     INDEMNIFICATION AGREEMENTS DATED MARCH 23, 2005 BETWEEN THE COMPANY AND EACH OF ITS EXECUTIVE OFFICERS AND DIRECTORS

         Following the Share Exchange Transaction, the Company entered into Indemnification Agreements with each of its executive officers and directors, namely, Neil Koehler, Ryan Turner, Maria Tharpe, Tom Koehler, Frank P. Greinke, John Pimentel, Terry L. Stone and Kenneth J. Friedman (each, an "Indemnitee").

         Under the Indemnification Agreements, the Company has agreed to indemnify each Indemnitee in connection with any third-party proceeding or threatened proceeding against an Indemnitee or in connection with a proceeding or threatened proceeding by or in the right of the Company, such as a stockholder derivative suit, by reason of the fact that an Indemnitee is or was an officer and/or director of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise, against all expenses, damages, judgments, amounts paid in settlement, fines, penalties and ERISA excise taxes actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of any such proceeding, to the fullest extent permitted by the Delaware General Corporation Law, whether or not the Indemnitee was the successful party in any such proceeding; provided, however, that any settlement of a third-party proceeding must be approved in writing by the Company, and any settlement of a proceeding by or in the right of the Company is settled with the approval of a court of competent jurisdiction or indemnification of such amounts is otherwise ordered by a court of competent jurisdiction in connection with such proceeding.

         In addition, the Company is required to advance expenses on behalf of the Indemnitee in connection with Indemnitee's defense in any such proceeding; provided, that the Indemnitee undertakes in writing to repay such amounts to the extent that it is ultimately determined that the Indemnitee is not entitled to indemnification by the Company.

         No indemnification payments or payments for expenses may be made by the Company under the agreements (i) to indemnify or advance expenses to the Indemnitee with respect to actions initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to actions brought to establish or enforce a right to indemnification or advancement of expenses under the agreement or any other statute or law or otherwise as required under the Delaware General Corporation Law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if approved by the Board of Directors by a majority vote of a quorum thereof consisting of directors who are not parties to such action, (ii) to indemnify the Indemnitee for any expenses, damages, judgments, amounts paid in settlement, fines, penalties or ERISA excise taxes for which payment is actually made to the Indemnitee under a valid and collectible insurance policy, except in respect of any excess beyond the amount paid under such insurance, (iii) to indemnify the Indemnitee for any expenses, damages, judgments, amounts paid in settlement, fines, penalties or ERISA excise taxes for which the Indemnitee has been or is indemnified by the Company or any other party otherwise than pursuant to the agreement, or (iv) to indemnify the Indemnitee for any expenses, damages, judgments, fines or penalties sustained in any proceeding for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder or similar provisions of any federal, state or local statutory law.

         The Company is also required under the agreement, at an Indemnitee's request, to maintain in full force and effect, at its sole cost and expense, directors' and officers' liability insurance by an insurer, in an amount and with a deductible reasonably acceptable to the Indemnitee covering the period during which the Indemnitee is serving in any one or more of the capacities covered by the agreement and for so long thereafter as the Indemnitee shall be subject to any possible claim or threatened, pending or completed proceeding by reason of the fact that the Indemnitee is serving in any of the capacities covered by the agreement; provided, that the Company shall have no obligation to maintain such insurance if the Company determines, in good faith, that (i) such insurance cannot be obtained on terms which are commercially reasonable, (ii) the premium costs for such insurance is significantly disproportionate to the amount of coverage provided, (iii) the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or (iv) the Company, after using best efforts, is otherwise unable to obtain such insurance.

     EXECUTIVE EMPLOYMENT AGREEMENTS DATED MARCH 23, 2005 BETWEEN THE COMPANY AND EACH OF NEIL KOEHLER, RYAN TURNER AND TOM KOEHLER

         The Executive Employment Agreement with Neil Koehler provides for a three-year term and automatic one-year renewals thereafter, unless either the employee or the Company provides written notice to the other at least 90 days prior to the expiration of the then-current term. The Executive Employment Agreements with Ryan Turner and Tom Koehler provide for a one-year term and automatic one-year renewals thereafter, unless either the employee or the Company provides written notice to the other at least 90 days prior to the expiration of the then-current term.

         Neil Koehler is to receive a base salary of $200,000 per year and is entitled to receive a cash bonus not to exceed 50% of his base salary to be paid based upon performance criteria set by the board on an annual basis and an additional cash bonus not to exceed 50% of the net free cash flow (defined as revenues of Kinergy Marketing, LLC, less his salary and performance bonus, less capital expenditures and all expenses incurred specific to Kinergy Marketing,
LLC), subject to a maximum of $300,000 in any given year; provided that such bonus will be reduced by ten percentage points each year, such that 2009 will be the final year of such bonus at 10% of net free cash flow.

         Ryan Turner and Tom Koehler are each to receive a base salary of $125,000 per year and are each entitled to receive cash bonuses not to exceed 50% of their base salary to be paid based upon performance criteria set by the board on an annual basis.

         The Company is also required to provide an office and administrative support to each of Messrs. Koehler, Turner and Koehler and certain benefits, including medical insurance (or, if inadequate due to location of permanent residence, reimbursement of up to $1,000 per month for obtaining health insurance coverage), three weeks of paid vacation per year, participation in the stock option plan to be developed in relative proportion to the position in the organization, and participation in benefit plans on the same basis and to the same extent as other executives or employees.

         Each of Messrs. Koehler, Turner and Koehler are also entitled to reimbursement for all reasonable business expenses incurred in promoting or on behalf of the business of the Company, including expenditures for entertainment, gifts and travel. Upon termination or resignation for any reason, the terminated employee is entitled to receive severance equal to three months of base salary during the first year after termination or resignation and six months of base salary during the second year after termination unless he is terminated for cause or voluntarily terminates his employment without providing the required written notice. If the employee is terminated (other than for cause) or terminates for good reason following, or within the 90 days preceding, any change in control, in lieu of further salary payments to the employee, the Company may elect to pay a lump sum severance payment equal to the amount of his annual base salary.

         The term "for good reason" is defined in each of the Executive Employment Agreements as (i) a general assignment by the Company for the benefit of creditors or filing by the Company of a voluntary bankruptcy petition or the filing against the Company of any involuntary bankruptcy which remains undismissed for 30 days or more or if a trustee, receiver or liquidator is appointed, (ii) any material changes in the employee's titles, duties or responsibilities without his express written consent, or (iii) the employee is not paid the compensation and benefits required under the Employment Agreement.

         The term "for cause" is defined in each of the Executive Employment Agreements as (i) any intentional misapplication by the employee of the Company's funds or other material assets, or any other act of dishonesty injurious to the Company committed by the employee; or (ii) the employee's conviction of (a) a felony or (b) a crime involving moral turpitude; or (iii) the employee's use or possession of any controlled substance or chronic abuse of alcoholic beverages, which use or possession the board reasonably determines renders the employee unfit to serve in his capacity as a senior executive of the Company; or (iv) the employee's breach, nonperformance or nonobservance of any of the terms of his employment agreement with the Company, including but not limited to the employee's failure to adequately perform his duties or comply with the reasonable directions of the board; but notwithstanding anything in the foregoing subsections (iii) or (iv) to the contrary, the Company shall not terminate the employee unless the board first provides the employee with a written memorandum describing in detail how his performance thereunder is not satisfactory and the employee is given a reasonable period of time (not less than 30 days) to remedy the unsatisfactory performance related by the board to the employee in that memorandum. A determination of whether the employee has satisfactorily remedied the unsatisfactory performance shall be promptly made by a majority of the disinterested directors of the board (or the entire board, but not including the employee, if there are no disinterested directors) at the end of the period provided to the employee for remedy, and the board's determination shall be final.

         A "change in control" of the Company is deemed to have occurred if, in a single transaction or series of related transactions: (i) any person (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Exchange Act")), other than a trustee or fiduciary holding securities under an employment benefit program is or becomes a "beneficial owner" (as defined in Rule 13-3 under the Exchange Act), directly or indirectly of securities of the Company representing 51% or more of the combined voting power of the Company,
(ii) there is a merger (other than a reincorporation merger) or consolidation in which the Company does not survive as an independent company, or (iii) the business of the Company is disposed of pursuant to a sale of assets.

     STOCK PURCHASE AGREEMENT AND ASSIGNMENT AND ASSUMPTION AGREEMENT DATED MARCH 23, 2005 BETWEEN THE COMPANY AND BARRY SIEGEL

         The Stock Purchase Agreement provides for the sale by the Company, and the purchase by Barry Siegel, of all of the outstanding capital stock of Sentaur Corp., which was a wholly-owned subsidiary of the Company, for the cash sum of $5,000. The Assignment and Assumption Agreement provides for the assignment by the Company and the assumption by Sentaur Corp. of the obligations under certain contracts relevant to the business of Sentaur Corp., but that the Company does not deem to be material to the Company or its business.

     LETTER AGREEMENT DATED MARCH 23, 2005 BETWEEN THE COMPANY AND NEIL KOEHLER

         In connection with the Share Exchange Transaction, the Company became the sole owner of the membership interests of Kinergy Marketing, LLC, an Oregon limited liability company. Neil Koehler, the President and Chief Executive Officer and a principal shareholder of the Company was formerly the sole owner of the membership interests of Kinergy Marketing, LLC and personally guaranteed certain obligations of Kinergy Marketing, LLC to Comerica Bank. As part of the consummation of the Share Exchange Transaction, the Company executed a Letter Agreement dated March 23, 2005 with Neil Koehler that provides that the Company will, as soon as reasonably practical, replace Mr. Koehler as guarantor under certain financing agreements between Kinergy Marketing, LLC and Comerica Bank. Under the Letter Agreement, prior to the time that Mr. Koehler is replaced by the Company as guarantor under such financing agreements, the Company will defend and hold harmless Mr. Koehler, his agents and representatives for all losses, claims, liabilities and damages caused or arising from out of (i) the Company's failure to pay its indebtedness under such financing agreements in the event that Mr. Koehler is required to pay such amounts to Comerica Bank pursuant to his guaranty agreement with Comerica Bank, or (ii) a breach of the Company's duties to indemnify and defend as set forth above.

     ASSIGNMENT OF TERM LOAN AGREEMENT AND DEED OF TRUST DATED MARCH 23, 2005 BETWEEN THE COMPANY, LYLES DIVERSIFIED, INC. AND THE OTHER PARTIES NAMED THEREIN

         In connection with the Share Exchange Transaction, the Company was assigned and assumed a Term Loan Agreement and Deed of Trust between Lyles Diversified, Inc. and PEI California. The Term Loan Agreement dated June 16, 2003 between PEI California and Lyles Diversified, Inc. provides for a loan in the amount of up to $5,100,000 to PEI California. Outstanding principal amounts accrued interest at the rate of five percent per annum through June 19, 2004 and accrue interest at a rate per annum equal to the prime rate as published in THE WALL STREET JOURNAL plus two percentage points from June 20, 2004 until maturity. One-third of the principal outstanding on June 20, 2006 is payable on that date and one-half of the principal outstanding on June 20, 2007 is payable on that date. All remaining outstanding principal, together with any accrued interest thereon, is due and payable on June 20, 2008. The Company will be required to prepay principal outstanding in the event that (i) the Company's construction cost for its Madera facility to be constructed is less than $42.6 million, in which case the Company is then required to pay the difference between the actual construction cost and $42.6 million, up to the full amount of the principal outstanding, or (ii) the Company's obtains construction financing for its second facility to be constructed, in which case the Company is then required to pay all principal and accrued interest outstanding. Lyles Diversified, Inc. is entitled to convert up to $1,500,000 of the principal outstanding into shares of common stock of the Company at a fixed price of $1.50 per share for a period up to and including March 31, 2005. The Term Loan Agreement contains standard representations and warranties, covenants, events of default and remedies upon the occurrence of an event of default.

         In connection with the Term Loan Agreement, Lyles Diversified, Inc. was granted a security interest in the real property on which the Company's Madera facility is to be constructed pursuant to a Deed of Trust (Non-Construction) Security Agreement and Fixture Filing with Assignment of Rents effective as of June 20, 2003 by and among PEI California, Lyles Diversified, Inc. and Chicago Title Company as trustee.

     REGISTRATION RIGHTS AGREEMENT DATED MARCH 23, 2005 BETWEEN PEI CALIFORNIA AND THE PURCHASERS SUBSCRIBING TO A PRIVATE PLACEMENT OF PEI CALIFORNIA

         In connection with the Share Exchange Transaction, the Company effectively became obligated under Registration Rights Agreements dated March 23, 2005 with 63 purchasers subscribing to a private placement of securities of PEI California to register for resale shares of common stock, and shares of common stock underlying warrants, issued in connection with the private placement. As a result of the Share Exchange Transaction, the shares of common stock of PEI California and the warrants to purchase shares of common stock of PEI California were exchanged for shares of common stock of the Company and warrants to purchase shares of common stock of the Company.

         Under the Registration Rights Agreement, the Company is obligated to file, on or prior to 151 days following March 23, 2005, a Registration Statement with the Securities and Exchange Commission registering for resale shares of common stock, and shares of common stock underlying warrants, issued in connection with the private placement. If the Company (i) does not file the Registration Statement within the time period prescribed, or (ii) fails to file with the Securities and Exchange Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act of 1933, within five trading days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Securities and Exchange Commission that the Registration Statement will not be "reviewed," or is not subject to further review, or (iii) the Registration Statement filed or required to be filed under the Registration Rights Agreement is not declared effective by the Securities and Exchange Commission on or before 225 days following March 23, 2005, or (iv) after the Registration Statement is first declared effective by the Securities and Exchange Commission, it ceases for any reason to remain continuously effective as to all securities registered thereunder, or the holders of such securities are not permitted to utilize the prospectus contained in the Registration Statement to resell such securities, for more than an aggregate of 45 trading days during any 12-month period (which need not be consecutive trading days) (any such failure or breach being referred to as an "Event," and for purposes of clause (i) or (iii) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five-trading day period is exceeded, or for purposes of clause (iv) the date on which such 45-trading day-period is exceeded being referred to as "Event Date"), then in addition to any other rights the holders of such securities may have under the Registration Statement or under applicable law, then, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company is required to pay to each such holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 2.0% of the aggregate purchase price paid by such holder pursuant to the Securities Purchase Agreement relating to such securities then held by such holder. If the Company fails to pay any partial liquidated damages in full within seven days after the date payable, the Company is required to pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to such holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages are to apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

         The Registration Rights Agreement also provides for customary piggy-back registration rights whereby holders of shares of common stock, or warrants to purchase shares of common stock, of the Company can cause the Company to register such shares for resale in connection with the Company's filing of a Registration Statement with the Securities and Exchange Commission to register shares in another offering. The Registration Rights Agreement also contains customary representations and warranties, covenants and limitations.

     FORM OF WARRANT DATED MARCH 23, 2005 ISSUED TO 63 PURCHASERS SUBSCRIBING TO A PRIVATE PLACEMENT OF PEI CALIFORNIA

         In connection with a private placement of securities by PEI California that occurred immediately prior to the consummation of the Share Exchange Transaction, the Company issued to 63 investors warrants to acquire an aggregate of 2,100,000 shares of common stock of the Company, including warrants to purchase an aggregate of 1,400,000 shares of common stock of the Company at an exercise price of $3.00 per share and warrants to purchase an aggregate of 700,000 shares of common stock of the Company at an exercise price of $5.00 per share. The warrants include standard cash exercise provisions. The warrants also include cashless exercise provisions that are applicable if, at any time after one year from the date of issuance of the warrants, there is no effective Registration Statement registering, or no current prospectus available for, the resale of the shares underlying the warrants by the holder thereof. The shares of common stock underlying the warrants are to be registered by the Company for resale as discussed above with regard to the Registration Rights Agreement dated March 23, 2005. The warrants also include certain anti-dilution provisions that provide that, in the event the Company issues equity securities or instruments convertible into equity securities of the Company, the exercise price of the warrants will be adjusted downward to be equal to the price at which such equity securities are sold, or the price at which such instruments are convertible into equity securities of the Company, as applicable. In addition, the anti-dilution provisions provide that the number of shares covered by the warrants shall be increased such that the new number of shares multiplied by the adjusted exercise price will equal the aggregate exercise price for all shares covered by the warrant and in effect immediately prior to the dilutive issuance.

     FORM OF WARRANT DATED MARCH 23, 2005 ISSUED TO PLACEMENT AGENTS IN CONNECTION WITH A PRIVATE PLACEMENT BY PEI CALIFORNIA

         In connection with a private placement of securities by PEI California that occurred immediately prior to the consummation of the Share Exchange Transaction, the Company issued to four placement agents warrants to acquire an aggregate of 678,000 shares of common stock of the Company at an exercise price of $3.00 per share. The warrants include standard cash exercise provisions and also include cashless exercise provisions. The warrants also provide for customary piggy-back registration rights whereby holders of the warrants can cause the Company to register such shares for resale in connection with the Company's filing of a Registration Statement with the Securities and Exchange Commission to register shares in another offering. The Company's understanding with the placement agents is that the Company will register for resale shares underlying the warrants in connection with the Company's filing of the Registration Statement that is contemplated by the Registration Rights Agreement described above. The registration rights provisions contained in the warrant also contain customary representations and warranties, covenants and limitations.

     WARRANT DATED MARCH 23, 2005 ISSUED BY THE COMPANY TO LIVIAKIS COMMUNICATIONS, INC.

         In connection with the consummation of the Share Exchange Transaction, the Company issued to Liviakis Communications, Inc. a warrant to acquire an aggregate of 230,000 shares of common stock of the Company at an exercise price of $0.0001 per share. The warrant includes standard cash exercise provisions and does not include cashless exercise provisions. The warrant also provides for customary piggy-back registration rights whereby the holder of the warrant can cause the Company to register such shares for resale in connection with the Company's filing of a Registration Statement with the Securities and Exchange Commission to register shares in another offering. The Company's understanding with the warrant holder is that the Company will register for resale shares underlying the warrants in connection with the Company's filing of the Registration Statement that is contemplated by the Registration Rights Agreement described above. The registration rights provisions contained in the warrant also contain customary representations and warranties, covenants and limitations.

ITEM 1.02.        TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

     TERMINATION OF EMPLOYMENT AGREEMENTS

         In connection with the Share Exchange Transaction, Barry Siegel and Philip B. Kart each resigned from their respective positions with the Company, and the following agreements were terminated as a result:

         EMPLOYMENT AGREEMENT DATED FEBRUARY 4, 2002 BETWEEN THE COMPANY AND BARRY SIEGEL, AS AMENDED BY THAT CERTAIN FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT DATED MARCH 3, 2005 BETWEEN THE COMPANY AND MR. SIEGEL

         The Company was a party to an Employment Agreement with Barry Siegel that commenced on January 1, 2002, and initially expired on December 31, 2004 and which expiration date, under the amendment referenced above, was extended to December 31, 2007. Mr. Siegel's annual salary was $300,000, and was granted stock options, under the Company's Amended 1995 Incentive Stock Plan, to purchase 60,000 shares of the Company's common stock, in addition to certain other perquisites. The Employment Agreement provided that following a change of control, which included the Share Exchange Transaction, the Company would be required to pay Mr. Siegel (i) a severance payment of 300% of his average annual salary for the past five years, less $100, (ii) the cash value of his outstanding but unexercised stock options, and (iii) other perquisites should he be terminated for various reasons specified in the agreement. The agreement specified that in no event would any severance payments exceed the amount the Company could deduct under the provisions of the Internal Revenue Code. In recognition of the sale of a division of the Company, Mr. Siegel was also awarded a $250,000 bonus, which was paid in February 2002, and an additional grant of options to purchase 50,000 shares of common stock of the Company.

         In connection with the Share Exchange Transaction and the Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreement dated March 23, 2005 between the Company and Mr. Siegel, Mr. Siegel's Employment Agreement was terminated and he waived the payments that otherwise would have been due to him under the change of control provisions of his Employment Agreement.

         EMPLOYMENT AGREEMENT DATED FEBRUARY 4, 2002 BETWEEN THE COMPANY AND PHILIP B. KART, AS AMENDED BY THAT CERTAIN FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT DATED NOVEMBER 15, 2002 BETWEEN THE COMPANY AND MR. KART AND AS FURTHER AMENDED BY THAT CERTAIN SECOND AMENDMENT TO THE EMPLOYMENT AGREEMENT DATED MARCH 3, 2005 BETWEEN THE COMPANY AND MR. KART

         The Company was a party to an Employment Agreement with Philip B. Kart that commenced on January 1, 2002, and initially expired on January 1, 2004 and which expiration date, under the amendments referenced above, was extended first to December 31, 2004 and subsequently to December 31, 2005. Mr. Kart's annual salary was $155,000 per annum and he was granted stock options, under the Company's Amended 1995 Incentive Stock Plan, providing the right to purchase 30,000 shares of the Company's common stock, in addition to certain other perquisites. The Employment Agreement provided that following a change of control, which included the Share Exchange Transaction, the Company would be required to pay Mr. Kart a severance payment of 100% of his annual salary. The Employment Agreement also provided that following a change in control, all stock options previously granted to him would immediately become fully exercisable. The amendment to the Employment Agreement dated November 15, 2002 also provided for relocation expense payments that were conditioned upon Mr. Kart's relocation to the Company's former headquarters in Florida, which occurred in early 2003.

         In connection with the Share Exchange Transaction and the Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreement dated March 23, 2005 between the Company and Mr. Kart, Mr. Kart's Employment Agreement was terminated and he waived the payments that otherwise would have been due to him under the change of control provisions of his Employment Agreement.

     TERMINATION OF RIGHTS AGREEMENT

         In connection with consummation of the Reincorporation Merger, the Rights Agreement dated December 28, 1998 between Accessity and North American Transfer Co., as Rights Agent, was terminated.

         On December 28, 1998, the Board of Directors of Accessity authorized the issuance of one preferred share purchase right (a "Right") to each holder of record as of December 28, 1998 for each outstanding share of common stock of Accessity held by such holder, and with respect to all shares of common stock of Accessity that became outstanding after such date and prior to the earliest of the Distribution Date (as defined below), the redemption of the Rights or

December 28, 2008. Each Right entitled the registered holder to purchase from Accessity one two-hundredths (1/200th) of a share of Junior Participating Preferred Stock at an exercise price of $137.50 per one two-hundredths (1/200th) of a share of Junior Participating Preferred Stock, subject to adjustment under certain circumstances. The administration of the Rights was governed by the terms of a Rights Agreement between Accessity and North American Transfer Co., as Rights Agent, dated as of December 28, 1998. Until the earlier to occur of
(i) a public disclosure that a person or group acquired or obtained the right to acquire (an "Acquiring Person") beneficial ownership of 20% or more (or 10% or more, in the case of certain "Adverse Persons" as defined in the Rights Agreement) of the outstanding common stock of Accessity (the "Stock Acquisition Date") or (ii) the tenth business day after the date (the "Tender Offer Date") of the commencement or public disclosure of a tender offer in which any person or group could acquire beneficial ownership of 20% or more (or 10% or more, in the case of certain "Adverse Persons" as defined in the Rights Agreement) of the outstanding common stock of Accessity (the earlier of such dates being called the "Distribution Date"), the Rights were to be evidenced by the shares of common stock of Accessity and not by separate certificates. Following the Distribution Date, separate certificates evidencing the Rights were to be mailed to the holders of record of the common stock of Accessity as of the close of business on the Distribution Date. The Rights were first exercisable on the Stock Acquisition Date (unless sooner redeemed or exchanged). The Rights were to expire on December 28, 2008 unless earlier redeemed or exchanged. At any time prior to the public disclosure that a person or group had become an Acquiring Person, the Board of Directors of Accessity could have redeemed the Rights in whole, but not in part, at a price of $.05 per Right, payable in cash, shares of common stock of Accessity or any other form of consideration deemed appropriate by the Board of Directors of Accessity.

ITEM 2.01.        COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

         On March 23, 2005, the Company completed a Share Exchange Transaction with the shareholders of Pacific Ethanol, Inc., a California corporation ("PEI California") and the holders of the membership interests of each of Kinergy Marketing, LLC, an Oregon limited liability company ("Kinergy"), and ReEnergy, LLC, a California limited liability company ("ReEnergy"), pursuant to which the Company acquired all of the issued and outstanding capital stock of PEI California and all of the outstanding membership interests of Kinergy and ReEnergy (as further described below, the "Share Exchange Transaction").

         The Company's predecessor, Accessity Corp., a New York corporation, entered into a Share Exchange Agreement dated as of May 14, 2004, as amended on July 30, 2004, October 1, 2004, January 7, 2005, February 16, 2005 and March 3, 2005 with PEI California, Kinergy, ReEnergy and the holders of the capital stock and membership interests thereof.

         Prior to the consummation of the Share Exchange Transaction, Accessity reincorporated in the State of Delaware under the name "Pacific Ethanol, Inc" through a merger of Accessity with and into its then-wholly-owned Delaware subsidiary named Pacific Ethanol, Inc., which was formed for the purpose of effecting the reincorporation (the "Reincorporation Merger"). In connection with the Reincorporation Merger, the shareholders of Accessity became stockholders of the Company and the Company succeeded to the rights, properties and assets and assumed the liabilities of Accessity. Also in connection with the Reincorporation Merger, the former shareholders of Accessity, who collectively held 2,339,414 shares of common stock of Accessity, became the stockholders of an equal number of shares of common stock of the Company and holders of options and warrants to acquire shares common stock of Accessity, who collectively held options and warrants to acquire 402,667 shares of common stock of Accessity, became holders of options and warrants to acquire an equal number of shares of common stock of the Company.

         In the Share Exchange Transaction, PEI California shareholders received one share of the Company's common stock for each share of PEI California common stock they owned, the sole limited liability company member of Kinergy received 38,750 shares of the Company's common stock for each one percent of outstanding limited liability company interest he owned, and the limited liability company members of ReEnergy received 1,250 shares of the Company's common stock for each one percent of outstanding limited liability company interest they owned. In addition, holders of options and warrants to acquire shares of common stock of PEI California became holders of warrants to acquire an equal number of shares of the Company's common stock.

         The Company issued an aggregate of 20,469,866 shares of common stock to the shareholders of PEI California, 3,875,000 shares of common stock to the limited liability company member of Kinergy and an aggregate of 125,000 shares of common stock to the limited liability company members of ReEnergy. In addition, holders of options and warrants to acquire an aggregate of 3,126,487 shares of common stock of PEI California are, following the consummation of the Share Exchange Transaction, deemed to hold warrants to acquire an equal number of shares of the Company's common stock. Also, a holder of a promissory note convertible into an aggregate of 806,000 shares of common stock of PEI California is, following the consummation of the Share Exchange Transaction, entitled to convert the note into an equal number of shares of the Company's common stock. The shares of the Company's common stock issued, or issuable upon exercise of outstanding options and warrants, to the shareholders and holders of options and warrants of PEI California and limited liability company members of Kinergy and ReEnergy represented approximately 90% of the outstanding common stock of the Company on a fully-diluted basis after the consummation of the Share Exchange Transaction. Immediately following the consummation of the Share Exchange Transaction, the Company had an aggregate of 27,559,280 shares of common stock actually issued and outstanding and an aggregate of 31,894,434 shares of common stock issued and outstanding, calculated on a fully-diluted basis, including the 27,559,280 shares of common stock actually issued and outstanding and 4,335,154 shares of common stock issuable upon exercise of all outstanding options and warrants.

         In connection with the Share Exchange Transaction, the Company (i) transferred DriverShield CRM Corp., a wholly-owned subsidiary of the Company, to Barry Siegel, the former Chairman of the Board, President and Chief Executive Officer of the Company, (ii) issued 400,000 shares of the Company's common stock to Mr. Siegel and 200,000 shares of the Company's common stock to Philip B. Kart, the Company's former Senior Vice President, Chief Financial Officer and Secretary, and (iii) executed Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreements with Messrs. Siegel and Kart, in full consideration for the agreement of each of Messrs. Siegel and Kart to relinquish cash payments that otherwise would be due to each of them under their respective employment agreements with the Company as a result of the consummation of the Share Exchange Transaction. In addition, the Company sold Sentaur Corp., a wholly-owned subsidiary of the Company, to Mr. Siegel for the cash sum of $5,000.

ITEM 3.02.        UNREGISTERED SALES OF EQUITY SECURITIES.

         On March 23, 2005, the Company issued the following equity securities in connection with the Reincorporation Merger and the Share Exchange
Transaction:

         (1) The disclosures contained in Item 2.01 of this Report on Form 8-K regarding the Reincorporation Merger, the Share Exchange Transaction, the shares of common stock of the Company and options and warrants to purchase share of common stock of the Company issued and deemed issued in connection therewith, are incorporated herein by reference. The aggregate amounts set forth above in
Item 2.01 include the securities described more particularly in (2) through (6) immediately below.

         (2) The disclosures contained in Item 1.01 of this Report on Form 8-K regarding the Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreements dated March 23, 2005 between the Company and each of Barry Siegel and Philip B. Kart, and the 400,000 and 200,000 shares of common stock of the Company, respectively, issued to such persons are incorporated herein by reference.

         (3) The Company issued 150,000 shares of common stock to an independent contractor for services rendered as a finder in connection with the Share Exchange Transaction.

         (4) The Company issued replacement warrants to 63 accredited investors to purchase an aggregate of 1,400,000 shares of common stock at an exercise price of $3.00 per share. The Company also issued replacement warrants to 63 accredited investors to purchase an aggregate of 700,000 shares of common stock at an exercise price of $5.00 per share. These warrants were issued pursuant to the Share Exchange Transaction and replaced certain warrants to be issued by PEI California in connection with a private placement transaction by PEI California that occurred immediately prior to the consummation of the Share Exchange Transaction in which PEI California raised an aggregate of $21,000,000 through the sale of 7,000,000 shares of common stock at a price of $3.00 per share. The disclosures contained in Item 1.01 of this Report on Form 8-K regarding the warrants issued to the investors are incorporated herein by reference.

         (5) The Company issued replacement warrants to four placement agents to purchase an aggregate of 678,000 shares of common stock at an exercise price of $3.00 per share. These warrants replaced certain warrants to be issued by PEI California in connection with the private placement transaction by PEI California referenced above. The disclosures contained in Item 1.01 of this Report on Form 8-K regarding the warrants issued to the placement agents are incorporated herein by reference.

         (6) The Company issued to Liviakis Communications, Inc. a warrant to purchase 230,000 shares of common stock at an exercise price of $.0001 per share for certain investor relations and other services to be rendered under a consulting agreement with PEI California. The warrant became issuable upon consummation of the Share Exchange Transaction. The disclosures contained in
Item 1.01 of this Report on Form 8-K regarding the warrant issued to Liviakis Communications, Inc. are incorporated herein by reference.

         Exemption from the registration provisions of the Securities Act of 1933 for the transactions described above is claimed under Section 4(2) of the Securities Act of 1933, among others, on the basis that such transactions did not involve any public offering and the purchasers were sophisticated with access to the kind of information registration would provide.

ITEM 3.03.        MATERIAL MODIFICATION OF RIGHTS OF SECURITY HOLDERS.

         On March 23, 2005, in connection with and immediately prior to the Share Exchange Transaction, Accessity completed the Reincorporation Merger in the state of Delaware, and the shareholders of Accessity became stockholders of the Company, the rights and privileges of which are governed by Delaware law, the certificate of incorporation and bylaws of the Company, rather than by the New York Business Corporation Law (the "NYBCL") and the articles of incorporation, as amended, and bylaws of Accessity. Copies of the Company's certificate of incorporation and bylaws are attached to this Report on Form 8-K as Exhibits 3.1 and 3.2, respectively.

         The following discussion includes a summary of the material differences between the rights of Accessity's shareholders before and after the Reincorporation Merger. In most cases, the rights of shareholders before and after the Reincorporation Merger are substantially similar, with changes having been made to the corporate charter documents to maintain this substantial similarity. In other cases, there are differences that might be considered material, and these differences may be understood from the following comparison.

         In connection with the consummation of the Reincorporation Merger, the Rights Agreement dated December 28, 1998 between Accessity and North American Transfer Co., as Rights Agent, was terminated. See Item 1.02 of this Report on Form 8-K above regarding the termination of the Rights Agreement.

     BOARD OF DIRECTORS

         ACCESSITY. Accessity's bylaws provided that the board of directors shall consist of at least three and no more than seven directors, with the exact number to be set by the board of directors. The number was set at five. The board was divided into three classes of directors: Class I, Class II and Class
III. The term of office of each class of directors was three years, with one class expiring each year at Accessity's annual meeting of shareholders. The classified board was intended to serve as an anti-takeover defense because it operated to slow a change in control of Accessity's board of directors by limiting the number of directors that were elected annually.

         The board of directors consisted of three directors, with two vacancies. Each director was entitled to serve until his successor is elected and qualified. Directors could have been removed for or without cause by an affirmative vote of a majority of the shares entitled to vote at a special or annual meeting of the shareholders.

         THE COMPANY. The certificate of incorporation of the Company provides that the number of directors which shall constitute the board of directors of the Company will be fixed from time to time by, or in the manner provided in, the bylaws of the Company or in an amendment thereof duly adopted by the board of directors or the stockholders of the Company. The Company's bylaws provide that the board of directors shall consist of seven members. This number may be changed by a duly adopted amendment to the certificate of incorporation or by an amendment to the bylaws duly adopted by the vote or written consent of the holders of a majority of the stock issued and outstanding and entitled to vote or by resolution of a majority of the board of directors, except as may be otherwise specifically provided by statute or by the restated certificate of incorporation. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires. Each director is entitled to serve until his successor is elected and qualified or until his earlier death, resignation or removal. Directors may be removed for or without cause by a majority of the stockholders entitled to vote at a special or annual meeting of the stockholders.

         The Company does not have a classified board and, therefore, does not have the benefit or burden of any anti-takeover effect relating to a classified board.

     AUTHORIZED SHARES

         ACCESSITY. Accessity's certificate of incorporation authorized 30,000,000 shares of common stock, $0.015 par value per share, and 1,000,000 shares of preferred stock, $0.01 par value per share, of which 1,000 shares had been designated as Series A Convertible Preferred Stock and 200,000 shares had been designated as Junior Participating Preferred Stock.

         THE COMPANY. The certificate of incorporation of the Company authorizes 110,000,000 shares of capital stock consisting of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

     LIMITATION OF DIRECTOR LIABILITY

         ACCESSITY. Article Ninth of Accessity's articles of incorporation, as amended, provided that no provision of the articles of incorporation was intended by the corporation to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the NYBCL upon Accessity and upon its directors in particular, the power of Accessity to furnish indemnification to directors in their capacities as are conferred by the NYBCL. Additionally, under Section 717 of the NYBCL, directors are required to discharge their duties, including their duties as a member of any committee of the board upon which they may serve, in good faith and with that degree of care which an ordinarily prudent person in a like position would use under similar circumstances.

         THE COMPANY. The certificate of incorporation of the Company provides that directors of the Company will not be liable personally to the Company or the stockholders of the Company for monetary damages for breach of fiduciary duty as a director except for liability: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (the "DGCL") for unlawful payment of a dividend or approval of an unlawful stock redemption or repurchase, or (iv) for any transaction from which the director derived any improper personal benefit. Additionally, if the DGCL is subsequently amended, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. This provision, which is substantially similar to Section 719 of the NYBCL that was applicable to Accessity, protects directors of the Company against personal liability for monetary damages from breaches of their duty of care. Under Delaware law, absent adoption of this provision in the certificate of incorporation of the Company, directors can be held liable for gross negligence in connection with decisions made on behalf of the corporation in the performance of their duty of care, but may not be liable for simple negligence.

     INDEMNIFICATION

         ACCESSITY. Sections 722 and 726 et seq., of the NYBCL provide that Accessity had the right to indemnify, to purchase indemnity insurance for, and to pay and advance expenses to directors, officers and other persons who are eligible for, or entitled to, such indemnification, payments or advances, by being made or threatened to be made a party to an action or a proceedings, whether criminal, civil, administrative or investigative by reason of the fact that he is or was a director, officer or employee of Accessity, or served any other enterprise as director or officer or employee at the request of Accessity.

         THE COMPANY. Under Section 145 of the DGCL, directors, officers, employees and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, including a derivative action, a "Corporation Action") if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, regarding any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of Corporation Actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions. The DGCL further requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. To the extent that a director or officer is otherwise eligible to be indemnified is successful on the merits of any claim or defense described above, indemnification for expenses (including attorneys' fees) actually and reasonably incurred is mandated by the DGCL.

         The provisions regarding indemnification in the bylaws of the Company are substantially similar to those in the Accessity bylaws. The certificate of incorporation and bylaws of the Company also provides that the Company may indemnify, in addition to a person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, a person who is or was a director, officer, employee or agent of any resulting corporation or any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger with the Company which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. The right to indemnification is not exclusive of any other right which any person may have or acquire under any statute, any provision of the certificate of incorporation or bylaws of the Company, or otherwise.

     ANTI-TAKEOVER STATUTES/PROVISIONS

         ACCESSITY. Section 912 of the NYBCL prohibits, in general, any business combination, such as a merger or consolidation, between a New York corporation and an "interested shareholder" (which is defined generally as any owner of 20% or more of the corporation's outstanding voting stock) for five years after the date on which such shareholder became an interested shareholder unless the business combination or the stock acquisition which caused the person to become an interested shareholder was approved in advance by the corporation's board of directors. This provision of the NYBCL is effective even if all parties should subsequently decide that they wish to engage in the business combination. Following the five-year moratorium period, the New York corporation may engage in certain business combinations with an interested shareholder only if, among other things, (i) the business combination is approved by the affirmative vote of the holders of a majority of the outstanding voting shares not beneficially owned by the interested shareholder proposing the business combination, or (ii) the business combination meets certain criteria designed to ensure that the remaining shareholders receive fair consideration for their shares.

         Neither Accessity's articles of incorporation, as amended, nor bylaws specifically addressed the foregoing. Accessity did not opt out of any of the foregoing anti-takeover provisions.

         THE COMPANY. Section 203 of the DGCL is similar, but not identical, to
Section 912 of the NYBCL. Section 203 of the DGCL, which applies to the Company, regulates transactions with major stockholders after they become major stockholders. Section 203 of the DGCL prohibits a Delaware corporation from engaging in mergers, dispositions of ten percent or more of its assets, certain issuances of stock and other transactions ("business combinations") with a person or group that owns 15% or more of the voting stock of the corporation (an "interested stockholder") for a period of three years after the interested stockholder crosses the 15% threshold. These restrictions on transactions involving an interested stockholder do not apply if (i) before the interested stockholder owned 15% or more of the voting stock, the board of directors approved the business combination or the transaction that resulted in the person or group becoming an interested stockholder, (ii) in the transaction that resulted in the person or group becoming an interested stockholder, the person or group acquired at least 85% of the voting stock other than stock owned by directors who are also officers and certain employee stock plans, or (iii) after the person or group became an interested stockholder, the board of directors and at least two-thirds of the voting stock other than stock owned by the interested stockholder approves the business combination at a meeting.

         The restrictions contained in Section 203 of the DGCL do not apply to the Company in connection with the Reincorporation Merger because, under Section 203(b)(4) of the DGCL, such restrictions generally do not apply where a corporation does not have a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on The Nasdaq Stock Market, or (iii) held of record by more than 2,000 stockholders.

     PREFERRED STOCK

         ACCESSITY. Accessity's articles of incorporation, as amended, authorized the board of directors to issue preferred stock. Section 502 of the NYBCL provides that if more than one class of shares is authorized by the articles of incorporation, the articles of incorporation must prescribe the number of shares in each class and a distinguishing designation for each class and before the issuance of shares of a class, the preferences, limitations, and relative rights of each class must be described in the articles of incorporation. All shares of a class must have preferences, limitations, and relative rights identical with those of other shares of the same class except to the extent otherwise permitted by the NYBCL.

         THE COMPANY. The certificate of incorporation of the Company authorizes the board of directors of the Company to issue up to 10,000,000 shares of preferred stock and to determine the preferences, limitations and relative rights of any class or series of the Company preferred stock prior to issuance.

     CUMULATIVE VOTING

         Section 618 of the NYBCL and Section 214 of the DGCL provide that cumulative voting rights, in respect of the election of directors, will only exist if provided for in the corporation's articles/certificate of incorporation. Neither Accessity's articles of incorporation, as amended, nor the certificate of incorporation of the Company provide for cumulative voting rights in the election of directors.

     ACTION WITHOUT A MEETING

         ACCESSITY. Under Section 615 of the NYBCL, any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting only by the unanimous written consent signed by all of the shareholders entitled to vote on such action.

         THE COMPANY. Section 228 of the DGCL permits any action required or permitted to be taken at a stockholders' meeting to be taken by written consent signed by the holders of the number of shares that would have been required to effect the action at an actual meeting of the stockholders at which all shares were present and voted. Section 228 of the DGCL will govern stockholders rights in the Company.

     ANNUAL MEETINGS

         ACCESSITY. Section 602 of the NYBCL requires that a corporation hold an annual meeting of its shareholders. Accessity's bylaws provide that an annual meeting of its shareholders shall be held five months following the close of the company's fiscal year to elect directors and transaction such other business as may be properly come before the meeting.

         THE COMPANY. Section 211(d) of the DGCL authorizes the board of directors or those persons authorized by the corporation's certificate of incorporation or bylaws to call an annual meeting of the corporation's stockholders. The bylaws of the Company provide that an annual meeting may be called by the board of directors, the chairman of the board, the president, the secretary, any two officers of the Company, and by the secretary of the Company at the request of not less than 10% of the total voting power of all outstanding securities of the Company then entitled to vote or as otherwise may be required by law.

     VOTING, APPRAISAL RIGHTS AND CORPORATE REORGANIZATIONS

         ACCESSITY. The NYBCL generally requires a majority vote of shareholders to approve a plan of merger or share exchange unless the articles of incorporation or board requires a greater vote. Section 910 of the NYBCL does not provide for dissenters' rights for a merger or plan of share exchange by a corporation the shares of which are listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

         THE COMPANY. The DGCL generally requires a majority vote of stockholders to approve a merger, sale of assets or similar reorganization transaction. Section 262 of the DGCL does not provide for dissenters' rights of appraisal for (i) the sale, lease or exchange of all or substantially all of the assets of a corporation, (ii) a merger by a corporation, the shares of which are either listed on a national securities exchange or held by more than 2,000 stockholders if such stockholders receive shares of the surviving corporation or of a listed or widely held corporation, or (iii) certain mergers not requiring stockholder approval.

     AMENDMENT TO CERTIFICATE/ARTICLES OF INCORPORATION

         ACCESSITY. Except as otherwise provided in the NYBCL, an amendment to the articles of incorporation must be approved by (i) a majority of the votes cast when a quorum is present, unless shareholders have dissenters' rights on the amendment, and (ii) a majority of the outstanding shares entitled to vote, if shareholders have dissenters' rights on the amendment.

         THE COMPANY. The DGCL provides that an amendment to the certificate of incorporation must be approved by a majority of the outstanding stock entitled to vote. The certificate of incorporation of the Company reserves the right of the Company to amend, alter, change or repeal any provision contained in its certificate of incorporation, in the manner now or hereafter prescribed by statute.

     AMENDMENT TO BYLAWS

         ACCESSITY. Article IX, Section 1 of Accessity's bylaws provided that the bylaws may be amended by an affirmative vote of two-thirds of all shares eligible to be cast on such amendment or, if the board of directors recommends such an amendment, then only a majority of all shares eligible to be cast on such amendment is required.

         THE COMPANY. Section 109 of the DGCL places the power to adopt, amend or repeal bylaws in the corporation's stockholders, but permits the corporation, in its certificate of incorporation, also to vest such power in the board of directors. Although the board of directors is vested with such authority pursuant to the certificate of incorporation of the Company, the stockholders' power to make, repeal, alter, amend and rescind bylaws will remain unrestricted.

     PREEMPTIVE RIGHTS

         ACCESSITY. NYBCL Section 622 provides that the shareholders of a corporation do not have a preemptive right to acquire a corporation's unissued shares except to the extent the articles of incorporation so provide. Accessity's articles of incorporation, as amended, did not provide Accessity's shareholders with preemptive rights.

         THE COMPANY. Under Section 102 of the DGCL, no statutory preemptive rights will exist, unless a corporation's certificate of incorporation specifies otherwise. The certificate of incorporation of the Company does not provide for any such preemptive rights.

     DIVIDEND RIGHTS

         ACCESSITY. The NYBCL does not permit dividend distributions if, after giving effect to the proposed dividend, (i) the corporation would be unable to pay its debts as they become due in the usual course of business, or (ii) the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights (if any) of shareholders whose preferential rights are superior to those of shareholders receiving the distribution.

         THE COMPANY. Delaware corporations may pay dividends out of the excess of the net assets of the corporation (the "Surplus") less the consideration received by the corporation for any shares of its capital stock (the "Capital") or, if there is no Surplus, out of net profits for the fiscal year in which declared and/or the preceding fiscal year. Section 170 of the DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, Capital is less than the Capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

ITEM 4.01.        CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         (a) On March 24, 2005, the Company dismissed Nussbaum Yates & Wolpow, P.C. as the Company's independent registered public accountant.

         The reports of Nussbaum Yates & Wolpow, P.C. on the Company's financial statements for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or a disclaimer of opinion, and were not modified as to uncertainty, audit scope or accounting principles.

         The decision to change the Company's independent registered public accountant was authorized and approved by the Audit Committee of the Board of Directors of the Company.

         In connection with its audit of the financial statements of the Company as of and for the years ended December 31, 2004 and 2003 and during the interim period through March 24, 2005, the date of dismissal, the Company had no disagreement with Nussbaum Yates & Wolpow, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Nussbaum Yates & Wolpow, P.C. would have caused them to make reference thereto in their report on the financial statements for such years.

         The Company provided Nussbaum Yates & Wolpow, P.C. with a copy of this Report prior to its filing with the Commission. Nussbaum Yates & Wolpow, P.C. has provided the Company with letters, dated March 28, 2005 and March 31, 2005, and addressed to the Commission, which letters are attached to this Report on Form 8-K as Exhibits 16.1 and 16.2, respectively, and are incorporated herein by reference.

         (b) The Company engaged Hein & Associates LLP on March 24, 2005, as the Company's independent registered public accountant.

ITEM 5.01.        CHANGES IN CONTROL OF REGISTRANT.

         (a) The disclosures contained in Item 2.01 of this Report on Form 8-K are incorporated herein by reference. A change in control of the Company occurred in connection with the Share Exchange Transaction. The persons who acquired control of the Company were the former shareholders of PEI California and the former members of Kinergy and ReEnergy who, in connection with the Share Exchange Transaction, exchanged their shares and equity interests in such entities for shares of common stock of the Company. However, to the knowledge of the Company, no person or group of persons, as such terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, is in control of the Company.

         (b) Not applicable.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         (a) Not applicable.

         (b) On March 23, 2005, in connection with the Share Exchange Transaction, Barry Siegel and Bruce Udell both resigned as members of the Board of Directors of the Company.

         On March 23, 2005, also in connection with the Share Exchange Transaction, Mr. Siegel resigned from all officer and employee capacities with the Company, including in his capacity as President and Chief Executive Officer of the Company, and Philip B. Kart resigned from all officer and employee capacities with the Company, including in his capacity as Senior Vice President, Chief Financial Officer and Secretary of the Company.

         (c) On March 23, 2005, in connection with the Share Exchange Transaction, the Board of Directors of the Company appointed the following persons to the following positions:

        NAME                           POSITION
        ----                           --------

        Neil Koehler...............    President and Chief Executive Officer
        Ryan Turner................    Chief Operating Officer and Secretary
        Maria Tharpe...............    Chief Financial Officer
        Tom Koehler................    Vice President, Public Policy and Markets

         NEIL KOEHLER served as Chief Executive Officer of PEI California since its formation in January 2003 and as Chairman of the Board since March 2004. Prior to his association with PEI California, Mr. Koehler was the co-founder and General Manager of Parallel Products, one of the first ethanol production facilities in California (and one of only two currently existing ethanol production facilities in California), which was sold to a public company in 1997. Mr. Koehler was also the sole manager and sole limited liability company member of Kinergy, which he founded in September 2000. Mr. Koehler has over 20 years of experience in the ethanol production, sales and marketing industry in the Western United States. Mr. Koehler is the Director of the California Renewable Fuels Partnership and a speaker on the issue of renewable fuels and ethanol production in California. Mr. Koehler has a B.A. degree in Government, from Pomona College and is the brother of Tom Koehler.

         RYAN TURNER is a co-founder of PEI California and served as Chief Operating Officer, Secretary and a director of PEI California and led the business development efforts of PEI California since its inception in January 2003. Prior to co-founding and joining PEI California, Mr. Turner served as Chief Operating Officer of Bio-Ag, LLC from March 2002 until January 2003. Prior to joining Bio-Ag, LLC, Mr. Turner served as General Manager of J & J Farms, a large-scale, diversified agriculture operation of the west side of Fresno County, California from June 1997 to March 2002, where he guided the production of corn, cotton, tomatoes, melons, alfalfa and asparagus crops and operated a custom beef lot. Mr. Turner has a B.A. degree in Public Policy from Stanford University and is a graduate of the California Agricultural Leadership Program and is currently pursuing an M.B.A. at Fresno State University.

         MARIA THARPE served as Chief Financial Officer of PEI California since November 2004. Ms. Tharpe joined PEI California in June 2004 with over eight years experience in public accounting and over 16 years of experience as a controller and finance director. Prior to joining PEI California, Ms. Tharpe was an accountant with Cassabon, McIlhatton & Associates of Fresno, California from October 2003 until June 2004 and served as Controller and General Manager of Kelbo, Inc. from October 2000 until August 2003. Prior to that time, Ms. Tharpe was Finance Director and Controller for a multi-site subsidiary division of Beverly Enterprises, Inc., doing business as HCPC, Inc. and MK Medical, with operations in California and Nevada.

         TOM KOEHLER served as Vice President, Public Policy and Markets of PEI California since January 2003. Mr. Koehler was a limited liability company member and manager of ReEnergy. Mr. Koehler has over 10 years of experience in governmental affairs and marketing in the ethanol industry. As a consultant for the Renewable Fuels Association, Mr. Koehler has played an integral role in expanding the market for ethanol in California and is actively engaged in pursuing the replacement of MTBE with ethanol in the Pacific Northwest and in the Northeastern United States. Mr. Koehler has a B.A. degree in Economics from Oregon State University and is the brother of Neil Koehler.

     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On March 23, 2005, in connection with the Share Exchange Transaction, the Company entered into Executive Employment Agreements with Neil Koehler, Ryan Turner and Tom Koehler. On March 23, 2005, also in connection with the Share Exchange Transaction, the Company entered into Indemnification Agreements with each executive officer of the Company. Each of these agreements is described above, and the disclosures contained in Item 2.01 of this Report on Form 8-K are incorporated herein by reference.

         Please note that the Certain Relationships and Related Transactions set forth below are with regard PEI California, Kinergy and ReEnergy, which became wholly-owned subsidiaries of the Company in connection with the Share Exchange Transaction, and which collectively comprise the business of the Company.

         PEI CALIFORNIA

         Neil Koehler is the Chief Executive Officer of PEI California and was the sole manager and sole limited liability company member of Kinergy and a limited liability company member of Kinergy Resources, LLC, which was a member of ReEnergy. Mr. Koehler did not receive compensation from PEI California.

         Tom Koehler, the Vice President of Public Policy and Markets of PEI California, was a limited liability company member of ReEnergy. Mr. Koehler is the brother of Neil Koehler and received compensation from PEI California (through Celilo Group, LLC) as an independent contractor.

         PEI California and ReEnergy are parties to an Option to Purchase Land dated August 28, 2003, pursuant to which ReEnergy has agreed to sell approximately 89.3 acres of real property in Visalia, California to PEI California at a price of $12,000 per acre, with respect to which real property ReEnergy has executed and Option Agreement dated as of July 20, 2003 with Kent Kaulfuss, who was a limited liability company member of ReEnergy, and his wife, which Option Agreement grants ReEnergy an option to purchase such real property for a purchase price of $1,071,600 on or before June 15, 2005 and requires ReEnergy to lease the Wood Industries plant (comprising 35 acres) to Wood Industries (which is owned by Kent Kaulfuss and his wife) for an indefinite period of time for a monthly rental of $800. Accordingly, if the real property is purchased by PEI California pursuant to the terms of the Option to Purchase Land dated August 28, 2003, Kent Kaulfuss and his wife will realize a gain on sale of approximately $178,600.

         PEI California entered into a consulting agreement with Ryan Turner for consulting services at $6,000 per month. During 2004, PEI California paid Mr. Turner a total of $72,000 pursuant to such consulting contract. This consulting agreement was terminated in connection with Mr. Turner's entry into an Executive Employment Agreement with the Company as provided in Item 1.01 of this Report on Form 8-K above.

         PEI California sold various cattle feed products in 2003 totaling $109,698, at market rates, to a business owned by William Jones, who was a principal shareholder of PEI California and is now a principal shareholder of the Company and who is the father-in-law of Ryan Turner.

         PEI California reimbursed Mr. Jones an aggregate of $200,000 during 2003 for expenses paid on behalf of PEI California.

         On October 27, 2003, William and Maurine Jones, Ryan and Wendy Turner and Andrea Jones entered into an agreement with Southern Counties Oil Co., a former shareholder of PEI California, of which Frank P. Greinke, a director of PEI California and of the Company, is the owner and CEO, to sell 1,500,000 shares of common stock of PEI California personally held by them at $1.50 per share for total proceeds of $2,250,000. In connection with the sale of the shares, the parties entered into a Voting Agreement under which William and Maurine Jones, Ryan and Wendy Turner and Andrea Jones agreed to vote a significant number of their existing shares of common stock of PEI California in favor of Mr. Greinke to be elected to the board of directors of PEI California or any successor-in-interest to PEI California, including the Company.

         Barry Siegel, on the one hand, and William and Maurine Jones, Ryan and Wendy Turner and Andrea Jones, on the other, negotiated the terms of a stock purchase agreement that provided for, among other things, the sale of an aggregate of 250,000 shares of common stock of PEI California to Mr. Siegel for an aggregate purchase price of $25.00.

         KINERGY

         Neil Koehler is the Chief Executive Officer of PEI California and was the sole manager and sole limited liability company member of Kinergy and was a limited liability company member of Kinergy Resources, LLC, which was a member of ReEnergy. Mr. Koehler did not receive compensation from PEI California and did not receive compensation in his capacity as the sole manager of Kinergy.

         Neil Koehler is the brother of Tom Koehler. Tom Koehler was a limited liability company member of ReEnergy.

         One of Kinergy's larger customers is SC Fuels, Inc. Southern Counties Oil Co., an affiliate of SC Fuels, Inc., was a principal shareholder of PEI California and is now a shareholder of the Company and owns 1,500,000 shares of the issued and outstanding common stock of the Company. Mr. Frank P. Greinke, the President of SC Fuels, Inc., is a director of both the Company and PEI California. During the fiscal year ended December 31, 2004, SC Fuels, Inc. accounted for approximately 13% of the total revenues of Kinergy.

         REENERGY

         Tom Koehler, the Vice President of Public Policy and Markets of PEI California, was a limited liability company member of ReEnergy. Mr. Koehler is the brother of Neil Koehler and received compensation from PEI California (through Celilo Group, LLC) as an independent contractor.

         PEI California and ReEnergy are parties to an Option to Purchase Land dated August 28, 2003, pursuant to which ReEnergy has agreed to sell approximately 89.3 acres of real property in Visalia, California to PEI California at a price of $12,000 per acre, with respect to which real property ReEnergy has executed and Option Agreement dated as of July 20, 2003 with Kent Kaulfuss, who was a limited liability company member of ReEnergy, and his wife, which Option Agreement grants ReEnergy an option to purchase such real property for a purchase price of $1,071,600 on or before June 15, 2005 and requires ReEnergy to lease the Wood Industries plant (comprising 35 acres) to Wood Industries (which is owned by Kent Kaulfuss and his wife) for an indefinite period of time for a monthly rental of $800. Accordingly, if the real property is purchased by PEI California pursuant to the terms of the Option to Purchase Land dated August 28, 2003, Kent Kaulfuss and his wife will realize a gain on sale of approximately $178,600.

         (d) On March 23, 2005, in connection with the Share Exchange Transaction, the Board of Directors of the Company appointed Neil Koehler, Ryan Turner, Frank P. Greinke, John Pimentel and Terry L. Stone as members of the Board of Directors of the Company. Kenneth J. Friedman was a director of the Company prior to the consummation of the Share Exchange Transaction and continues as a member of the Board of Directors of the Company. In addition, on March 23, 2005, the Board of Directors of the Company appointed Messrs. Stone and Friedman to serve as members of the Audit Committee of the Board of Directors of the Company.

         NEIL KOEHLER--please see Item 5.02(c) of this Report on Form 8-K above.

         RYAN TURNER--please see Item 5.02(c) of this Report on Form 8-K above.

         FRANK P. GREINKE served as a director of PEI California since October 2003. Mr. Greinke is currently, and has been for at least the past five years, the CEO and sole owner of SC Fuels, Inc., a petroleum distributor. Mr. Greinke is also a director of the Society of Independent Gasoline Marketers of America, the Chairman of the Southern California Chapter of the Young Presidents Organization and serves on the Board of Directors of The Bank of Hemet and on the Advisory Board of Solis Capital Partners, Inc.

         JOHN PIMENTEL served as a director of PEI California since April 2004. Since 2003, Mr. Pimentel has been a Director with Cagan-McAfee Capital Partners, LLC, where he is responsible for business development, investment structuring, and portfolio company management. Prior to joining Cagan-McAfee Capital Partners, Mr. Pimentel worked with Bain & Company in the firm's Private Equity Group and the general consulting practice from 1998 to 2002. From 1993 to 1996 Mr. Pimentel served as Deputy Secretary for Transportation for the State of California where he oversaw a $4.5 billion budget and 28,000 employees, including the Department of Transportation, the California Highway Patrol, and parts of the Department of Motor Vehicles. Mr. Pimentel has an M.B.A. from Harvard Business School and a B.A. from University of California at Berkeley.

         TERRY L. STONE is a Certified Public Accountant with over thirty years of experience in accounting and taxation. He has been the owner of his own accountancy firm since 1990. Mr. Stone has experience in accounting and taxation in a wide range of industries, including agriculture, manufacturing, retail, equipment leasing, professionals and not-for-profit organizations. Mr. Stone served as a part-time instructor at California State University, Fresno at various times throughout the 1990s and taught classes in taxation, auditing, and financial and management accounting. Mr. Stone also has various professional certifications in addition to his Certified Public Accountant certification, including Series 7 and 66 NASD securities licenses. Mr. Stone has a B.S. in Accounting from California State University, Fresno.

         KENNETH J. FRIEDMAN was a director of Accessity, the Company's predecessor, since October 1998. Mr. Friedman has for more than five years served as President of the Primary Group, Inc., an executive search consultancy firm.

     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On March 23, 2005, in connection with the Share Exchange Transaction, the Company entered into Indemnification Agreements with each member of its Board of Directors. Each of these agreements is described above, and the disclosures contained in Item 2.01 of this Report on Form 8-K are incorporated herein by reference.

         Please also see Item 5.02(c) of this Report on Form 8-K above with respect to Certain Relationships and Related Transactions with the Company's new directors.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR.

         The disclosures contained in Item 3.03 of this Report on Form 8-K are incorporated herein by reference. Copies of the Company's certificate of incorporation and bylaws are attached to this Report on Form 8-K as Exhibits 3.1 and 3.2, respectively.

ITEM 5.05. AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

         (a) In connection with the Reincorporation Merger and the Share Exchange Transaction, the Company adopted a new Code of Ethics applicable to its employees generally and also adopted a new Code of Ethics applicable to its Chief Executive Officer and senior financial officers. The Company's Code of Ethics and its Code of Ethics for Chief Executive Officer and Senior Financial Officers are attached to this Report on Form 8-K as Exhibits 14.1 and 14.2, respectively, and are incorporated herein by reference.

         (b) Not applicable.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Businesses Acquired.
                  --------------------------------------------

                  To be filed under cover of Form 8-K/A on or before June 6, 2005.

         (b)      Pro Forma Financial Information.
                  --------------------------------

                  To be filed under cover of Form 8-K/A on or before June 6, 2005.

         (c)      Exhibits.
                  ---------

                  Number   Description
                  ------   -----------

                  2.1 Agreement and Plan of Merger dated March 23, 2005 between the Company and Accessity Corp. (1)

                  2.2 Share Exchange Agreement dated as of May 14, 2004 by and among Accessity Corp., Pacific Ethanol, Inc., Kinergy Marketing, LLC, ReEnergy, LLC and the other parties named therein (1)

                  2.3 Amendment No. 1 to Share Exchange Agreement dated as of July 29, 2004 by and among Accessity Corp., Pacific Ethanol, Inc., Kinergy Marketing, LLC, ReEnergy, LLC and the other parties named therein (1)

                  2.4 Amendment No. 2 to Share Exchange Agreement dated as of October 1, 2004 by and among Accessity Corp., Pacific Ethanol, Inc., Kinergy Marketing, LLC, ReEnergy, LLC and the other parties named therein (1)

                  2.5 Amendment No. 3 to Share Exchange Agreement dated as of January 7, 2005 by and among Accessity Corp., Pacific Ethanol, Inc., Kinergy Marketing, LLC, ReEnergy, LLC and the other parties named therein (1)

                  2.6 Amendment No. 4 to Share Exchange Agreement dated as of February 16, 2005 by and among Accessity Corp., Pacific Ethanol, Inc., Kinergy Marketing, LLC, ReEnergy, LLC and the other parties named therein (1)

                  2.7 Amendment No. 5 to Share Exchange Agreement dated as of March 3, 2005 by and among Accessity Corp., Pacific Ethanol, Inc., Kinergy Marketing, LLC, ReEnergy, LLC and the other parties named therein (1)

                  3.1      Certificate of Incorporation of the Registrant (1)

                  3.2      Bylaws of the Registrant (1)

                  10.1 Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreement dated March 23, 2005 between the Company and Barry Siegel (1)

                  10.2 Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreement dated March 23, 2005 between the Company and Philip B. Kart (1)

                  10.3 Form of Confidentiality, Non-Competition and Non-Solicitation Agreement dated March 23, 2005 between the Company and each of Neil Koehler, Tom Koehler, William Jones, Andrea Jones and Ryan Turner (1)

                  10.4 Confidentiality, Non-Competition and Non-Solicitation Agreement dated March 23, 2005 between the Company and Neil Koehler (1)

                  10.5 Form of Indemnification Agreement dated March 23, 2005 between the Company and each of its Executive Officers and Directors (1)

                  10.6 Executive Employment Agreement dated March 23, 2005 between the Company and Neil Koehler (1)

                  10.7 Executive Employment Agreement dated March 23, 2005 between the Company and Ryan Turner (1)

                  10.8 Executive Employment Agreement dated March 23, 2005 between the Company and Tom Koehler (1)

                  10.9 Stock Purchase Agreement and Assignment and Assumption Agreement dated March 23, 2005 between the Company and Barry Siegel (1)

                  10.10 Letter Agreement dated March 23, 2005 between the Company and Neil Koehler (1)

                  10.11 Assignment of Term Loan Agreement and Deed of Trust dated March 23, 2005 between the Company, Lyles Diversified, Inc. and the other parties named therein (1)

                  10.12 Term Loan Agreement dated June 16, 2003 and Deed of Trust dated June 20, 2003 between Pacific Ethanol, Inc., a California corporation and Lyles Diversified, Inc. (1)

                  10.13 Form of Registration Rights Agreement dated effective March 23, 2005 between Pacific Ethanol, Inc., a California corporation and the investors who are parties thereto (1)

                  10.14 Form of Warrant dated March 23, 2005 issued by the Company to subscribers to a private placement of securities by Pacific Ethanol, Inc., a California corporation (1)

                  10.15 Form of Placement Warrant dated March 23, 2005 issued by the Company to certain placement agents (1)

                  10.16 Warrant dated March 23, 2005 issued by the Company to Liviakis Communications, Inc. (1)

                  14.1     Code of Ethics (1)

                  14.2 Code of Ethics for Chief Executive Officer and Senior Financial Officers (1)

                  16.1 Letter of Nussbaum Yates & Wolpow, P.C. dated March 28, 2005 (1)

                  16.2 Letter of Nussbaum Yates & Wolpow, P.C. dated March 31, 2005 (*)
                  ---------------
                   *       Filed herewith.
                  (1) Filed with the Securities and Exchange Commission on March 29, 2005 as an exhibit to the initial filing of this Report on Form 8-K and incorporated herein by reference.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 31, 2005                 PACIFIC ETHANOL, INC.


                                      By:  /S/ RYAN TURNER
                                           ------------------------------------
                                           Ryan Turner, Chief Operating Officer

                         EXHIBITS FILED WITH THIS REPORT

         Number   Description
         ------   -----------

         16.2     Letter of Nussbaum Yates & Wolpow, P.C. dated March 31, 2005